SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 March 18, 2003

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                  1-12351                            41-1849591
         (Commission file number)           (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On March 19, 2003, Registrant, Metris Companies Inc. ("MCI"), issued a press release announcing funding agreements and an Operating Agreement with the Office of the Comptroller of the Currency. MCI also announced the termination of its $170 million revolving credit facility. The press release is attached to this Report as Exhibit 99.1, and the Operating Agreement and related documents are attached as Exhibits 99.2, 99.3 and 99.4.

Item 7(c).  Exhibits.

         The following Exhibits are filed as part of this Report.

         99.1     Press release of Metris Companies Inc., dated March 19, 2003.

         99.2 Operating Agreement among Direct Merchants Credit Card Bank, N.A., Metris Companies Inc. and the Office of the Comptroller of the Currency, dated March 18, 2003.

         99.3 Capital Assurance and Liquidity Maintenance Agreement between Direct Merchants Credit Card Bank, N.A. and Metris Companies Inc., dated March 18, 2003.

         99.4 Liquidity Reserve Deposit Agreement among Direct Merchants Credit Card Bank, N.A., JPMorgan Chase Bank and the Office of the Comptroller of the Currency, dated March 18, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     METRIS COMPANIES INC.

                                     By: /s/David D. Wesselink
                                         David D. Wesselink
                                         Chairman and CEO
Dated:  March 19, 2003



                                  EXHIBIT INDEX

Exhibit No.   Description

99.1 Press release of Metris Companies Inc., dated March 19, 2003, announcing funding agreements and Bank operating agreement with the Office of the Comptroller of the Currency.

99.2 Operating Agreement - Direct Merchants Credit Card Bank, N.A., Metris Companies Inc. and the Office of the Comptroller of the Currency dated March 18, 2003

99.3          Capital Assurance and Liquidity Maintenance Agreement -
              Direct Merchants Credit Card Bank, N.A. and Metris Companies Inc., dated March 18, 2003.

99.4 Liquidity Reserve Deposit Agreement - Direct Merchants Credit Card Bank, N.A., JPMorgan Chase Bank and the Office of the Comptroller of the Currency, dated March 18, 2003.